EXHIBIT 10.01

MARTIN MARIETTA MATERIALS, INC.

FORM OF PERFORMANCE SHARE UNIT AWARD AGREEMENT

THIS PERFORMANCE SHARE UNIT AWARD AGREEMENT, made as of [________] (the “Award Agreement”), between Martin Marietta Materials, Inc., a North Carolina corporation (the “Company”), _______________________ (the “Employee”).

1.	GRANT

Pursuant to the Martin Marietta Materials, Inc. Amended and Restated Stock-Based Award Plan (the “Plan”), the Company hereby grants the Employee __________ Performance Share Units (the “Award”) as the target amount of a performance-based stock unit award on the terms and conditions contained in this Award Agreement, and subject to the terms and conditions of the Plan.  Depending on the Company’s performance as set forth in Section 4 below, the participant may earn zero percent (0%) to two hundred forty percent (240%) of the target number of Performance Share Units awarded. The term “Performance Share Unit” or “PSU(s)” as used in this Award Agreement refers only to the Performance Share Units awarded to the Employee under this Award Agreement.

2.	GRANT DATE

The Grant Date is [___________].

3.	MEASUREMENT PERIOD

Subject to the terms and conditions hereof and of the Plan, the measurement period begins on [___________] and ends on [___________] (the “Measurement Period”). Except as otherwise provided in this Award Agreement or the Plan, the PSUs will become vested on December 31, [___________], at the end of the Measurement Period (the “Vesting Date”), as described in Section 4 below and subject to Section 7 below.

4.	PAYMENT OF PERFORMANCE SHARE UNITS

(a)

Vesting of Award. Unless forfeited or converted and paid earlier as provided in Sections 7 and 9 below, the Performance Share Units granted hereunder will vest (“Vest” or “Vesting”) based on the achievement of the performance goals specified in Section 4(b) and, other than as provided in Sections 7 and 9 below, provided that the Employee is employed by the Company or an Affiliate (as defined in the Plan) on the Vesting Date.

(b)

Performance Goals. The percentage of the Award that Vests and will be paid with respect to the Measurement Period in connection with the PSUs (the “Final Vesting Percentage”) is conditioned on the satisfaction of the performance goals set forth in the table below and the other terms and conditions of this Section 4(b) during the Measurement Period, which have been established by the Management Development and Compensation Committee of the Board of Directors of the Company (the “Committee”).

1)

The Final Vesting Percentage will be equal to the product of the Weighted Achievement Percentage (as determined below) multiplied by the Relative TSR Multiplier (as determined below), in each case as certified by the Committee.

2)	Following the end of the Measurement Period, the Company will perform two calculations as set forth below:
i.

For each fiscal year of the Company during the Measurement Period, the Company will determine the annual achievement (as a percentage) of each Measure (as set forth in the table below) for such fiscal year against the Annual Goals set forth in the table below, and then apply such achievement percentages to the applicable Target Share Percentages set forth therein to determine the total Target Share Percentage earned for such fiscal year; provided that performance achievement above the “Target” level will be deemed to be Target level for such fiscal year.  The “Annual Weighted Achievement Level” is the sum of total Target Share Percentages for each of the three fiscal years during the Measurement Period, which for the avoidance of doubt, may not exceed 100%.

ii.

After the end of the Measurement Period, the Company will determine (and the Committee will certify) the cumulative achievement (as a percentage) of each Measure for the entire Measurement Period against the Cumulative Goals set forth in the table below, and then apply such achievement percentages to the applicable Target Share Percentages set forth therein to determine the total Target Share Percentage earned for the Measurement Period (such percentage, the “Cumulative Weighted Achievement Level”), which for the avoidance of doubt, may not exceed 200%.

3)	The “Weighted Achievement Percentage” will be deemed to be equal to the greater of (i) the Annual Weighted Achievement Level or (ii) the Cumulative Weighted Achievement Level.

4)

After the end of the Measurement Period, the total units earned, if any, are adjusted by applying a modifier based on the total shareholder return, or “TSR” (as defined below) during the Measurement Period (“rTSR”) of the Company as compared to the rTSR of the S&P 500 companies for the three-year period (the “Relative TSR Multiplier”), as set forth in the table below.  If the Company’s rTSR is at the 50th percentile of the S&P 500, the modifier will be 100%. If the Company's rTSR is at or above the 75th percentile of S&P 500 companies, the modifier will be 120%. If the Company's rTSR is below the 25th percentile, the modifier will be 80%. If the rTSR is between the 25th and 75th percentiles, the modifier will be determined by interpolation. For the avoidance of doubt, the maximum amount of the award including the Relative TSR Multiplier may not exceed 240%.

[    ]

Percentage of Target PSUs That Vest		50%	100%	200%
Measure	Weight	Threshold	Target	Maximum
[Measure 1]	[___]%	[______]	[______]	[______]
[Measure 2]	[___]%	[_______]	[______]	[______]
[Measure 3]	[__]%	[_______]	[______]	[______

(c)

Shares Payable.   On the Vesting Date, a number of PSUs equal to the target number of PSUs awarded in this Award Agreement multiplied by the Final Vesting Percentage will Vest and be converted into shares of Stock on a one-for-one basis.  The resulting shares of Stock will be delivered to the Employee as soon as practicable following the Vesting Date (but in no event later than 60 days following the Vesting Date).

(d)	Payment Determination. The Committee may exercise its discretion to reduce the Final Vesting Percentage (but not below 100%) if the Company’s TSR for the Measurement Period is less than zero (0).

(e)

Non-Recurring Events. The Committee shall have the sole authority to certify the achievement level, Final Vesting Percentage and the number of PSUs earned at the end of the Measurement Period, which shall include an adjustment to the actual achievement of the performance goals by the Company to reflect the following, but in each case only to the extent such adjustment would have a positive impact on the determination of the level at which such performance measure was achieved: (i) items relating to changes in accounting principles and changes in law that affect reported results; (ii) items relating to financing activities, refinancing or sale or repurchase of bank loans or debt securities; (iii) items relating to expenses for restructuring, reorganizations, discontinued operations, non-core businesses in continuing operations, acquisitions or dispositions (whether or not completed during the Measurement Period); (iv) other non-operating items; (v) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Measurement Period; (vi) items relating to costs or accruals associated with discrete tax items or changes in tax laws; (vii) items relating to partnership arrangements; (viii) items relating to gains or losses for environmental or litigation reserve adjustments, litigation, arbitration or claim judgments or settlements; (ix) items relating to foreign exchange losses, currency fluctuations or changes to the prices of raw materials; (x) items relating to amortization of intangible assets, impairments of goodwill and other intangible assets, asset write downs, non-cash interest expense, capital charges, or other financial and general and administrative expenses; (xi) items relating to costs or accruals associated with collective bargaining agreements, strike and/or strike preparation, business interruption, curtailments, natural disasters or force majeure events; (xii) items relating to mark to market gains or losses; (xiii) items relating to accruals of any amounts for payments of bonuses or payments under the cash incentive plan, performance stock unit agreement, restricted stock unit agreement or any other compensation arrangement maintained by the Company; (xiv) items relating to an event not directly related to the operations of the Company, subsidiary, division, business segment or business unit; (xv) items relating to a change in the fiscal year of the Company; (xvi)  items relating to unbudgeted capital expenditures; (xvii) items relating to the issuance or repurchase of equity securities and other changes in the number of outstanding shares; and (xviii) items relating to any other unusual or nonrecurring events.

5.	DIVIDEND EQUIVALENTS

On the date that the Awards Vest, dividend equivalents will be credited to the Employee in an amount equal to the aggregate amount of dividends paid on a share of Stock during the period commencing with the Grant Date and ending on the Vesting Date multiplied by the number of PSUs that vest in accordance with this Award Agreement.  The dividend equivalent amounts shall be paid in cash as soon as practicable following the Vesting Date (but in no event later than 60 days following the Vesting Date) from the general assets of the Corporation and shall be treated and reported as additional compensation for the year in which payment is made.

6.	TRANSFERABLE ONLY UPON DEATH

This Performance Share Unit grant shall not be assignable or transferable by the Employee except by will or the laws of descent and distribution.

7.	TERMINATION, RETIREMENT, DISABILITY OR DEATH

(a)

Termination.  If the Employee’s employment with the Company is terminated prior to the Vesting Date for any reason other than on account of death, Disability or Retirement (in each case, as defined below), whether by the Employee or by the Company, and in the latter case whether with or without cause, then the Performance Share Units will be forfeited upon such termination.

(b)

Retirement or Disability.  If the Employee’s employment with the Company is terminated prior to the Vesting Date upon Retirement (as defined below) or as the result of a disability under circumstances entitling the Employee to the commencement of benefits under a long-term disability plan maintained by the Company (“Disability”), then the terms of all outstanding PSUs will be unaffected by such Retirement or Disability and the PSUs will be paid in accordance with Section 4 above. “Retirement” is defined as termination of employment with the Corporation after reaching age 62 under circumstances that qualify for normal retirement in accordance with the Martin Marietta Materials, Inc. Pension Plan; provided, that, the Committee may in its sole discretion classify an Employee’s termination of employment as Retirement under other circumstances.

(c)

Death.  If, prior to the Vesting Date, the Employee dies while employed by the Company or after termination by reason of Retirement or Disability, then the terms of all outstanding PSUs will be unaffected by such death and the PSUs will be paid in accordance with Section 4 above to the Employee’s estate or beneficiary.

(d)	Committee Negative Discretion. Prior to the date on which the PSUs are distributed hereunder, the Committee may in its sole discretion decide to reduce or eliminate any amount otherwise payable with respect to an award under this Sections 7. The Committee’s determinations shall be binding and conclusive on all parties.

8.	TAX WITHHOLDING

At the time PSUs are converted into shares of Stock and delivered to the Employee, the Employee will recognize ordinary income based on the value of the Stock payable in accordance with Section 4.  The Company shall withhold applicable taxes as required by law at the time of such Vesting by deducting shares of Stock from the payment to satisfy the obligation prior to the delivery of the certificates for shares of Stock.  Withholding will be at the minimum rates prescribed by law; therefore, the Employee may owe additional taxes as a result of the distribution.  If the Employee terminates employment on account of Disability or Retirement and the PSUs are not forfeited, the Company may require the Employee to pay to the Company or withhold from the Employee’s compensation, by canceling PSUs or otherwise, an amount equal to satisfy the obligation to withhold federal employment taxes as required by law.

9.	CHANGE IN CONTROL

In the event of a Change in Control, to the extent that the successor or surviving company in the Change of Control event does not assume or substitute for the PSUs (or in which the Company is the ultimate parent corporation and does not continue the PSUs) on substantially similar terms or with substantially equivalent economic benefits (as determined by the Committee prior to the Change of Control) as Awards outstanding under the Plan immediately prior to the Change of Control event, all outstanding PSUs will be deemed non-forfeitable and the Vesting Percentage will be the greater of (1) the Vesting Percentage as determined by the performance during the Measurement Period up to the day before the effective date of the Change in Control, as determined by the Committee in its sole discretion or (2) the target Vesting Percentage (100%).  The PSUs will be distributed in shares of Stock or the consideration received in exchange for shares of Stock in connection with such Change in Control no later than 15 days following the date of such Change in Control.

10.	AMENDMENT AND TERMINATION OF PLAN OR AWARDS

As provided in Section 7 of the Plan, subject to certain limitations contained within Section 7, the Board of Directors may at any time amend, suspend or discontinue the Plan and the Committee may at any time alter or amend all Award Agreements under the Plan.  Notwithstanding Section 7 of the Plan, no such amendment, suspension or discontinuance of the Plan or alteration or amendment of this Award Agreement shall accelerate any distribution under the Plan or, except with the Employee’s express written consent, adversely affect any PSU granted under this Award Agreement; provided, however, that the Board of Directors or the Committee may amend the Plan or this Award Agreement to the extent it deems appropriate to cause this Award Agreement or the PSUs hereunder to comply with Section 409A of the Code  (including the distribution requirements thereunder) or be exempt from Section 409A of the Code or the tax penalty under Section 409A(a)(1)(B) of the Code.  If the Plan and the Award Agreement are terminated in a manner consistent with the requirements of Treas. Reg. § 1.409A-3(j)(4)(ix), the Board of Directors may, in its sole discretion, accelerate the conversion of PSUs to shares of Stock and immediately distribute such shares of Stock to the Employee.

11.	EXECUTION OF AWARD AGREEMENT

No PSU granted under this Award Agreement is distributable nor is this Award Agreement enforceable until this Award Agreement has been fully executed by the Company and the Employee.  By executing this Award Agreement, the Employee shall be deemed to have accepted and consented to any action taken under the Plan by the Committee, the Board of Directors or their delegates.

12.	MISCELLANEOUS

(a)

Nothing contained in the Award Agreement confers on the Employee the rights of a shareholder with respect to this Performance Share Unit award prior to Vesting and before the Employee becomes the holder of record of the shares of Stock payable.  Except as provided in Section 9 of the Plan, no adjustment will be made for dividends or other rights, and grants of dividend equivalents pursuant to Section 5 will not be considered to be a grant of any other shareholder right.

(b)

For purposes of this Award Agreement, the Employee will be considered to be in the employ of the Company during an approved leave of absence unless otherwise provided in an agreement between the Employee and the Company.

(c)

Nothing contained in this Award Agreement or in any Performance Share Unit granted hereunder shall confer upon any Employee any right of continued employment by the Company, expressed or implied, nor limit in any way the right of the Company to terminate the Employee’s employment at any time.

(d)	Except as provided under Section 6 herein, neither these PSUs nor any of the rights or obligations hereunder shall be assigned or delegated by either party hereto.

(e)	Capitalized terms used but not defined in this Award Agreement shall have the meanings assigned to such terms in the Plan.

(f)	To the extent there is a conflict between the terms of the Plan and this Award Agreement, the terms of the Plan shall govern.

(g)

In lieu of receiving documents in paper format, Employee hereby agrees and consents, to electronic delivery of all documents in connection with the PSUs granted hereunder, including any documents the Corporation elects to or is required to deliver (including, but not limited to, the Prospectus related to Employee’s Award, any supplements to that Prospectus, and agreements, account statements, monthly or annual reports, and all other forms or communications required to be delivered to Employee pursuant to applicable securities laws). Electronic delivery of a document to Employee may be via a location on an intranet site or a third-party’s Internet site to which Employee has access. By electronically accepting this Award, Participant acknowledges that he or she has received and read, and agrees that this Award shall be subject to, the terms of this Grant Notice, the Plan, the Standard Terms and Conditions, and the Long Term Plan (including, but not limited to, the Committee’s discretionary authority under the Long Term Plan to determine the number of Stock Units payable with respect to the Award).

THE PARTICIPANT WILL BE DEEMED TO HAVE ACCEPTED THE AWARD AND THE STANDARD TERMS AND CONDITIONS IF THE PARTICIPANT DOES NOT OBJECT IN WRITING WITHIN NINETY (90) DAYS FOLLOWING DELIVERY OF THE GRANT NOTICE AND THESE STANDARD TERMS AND CONDITIONS.

13.	NOTICES

Notices and all other communications provided for in this Award Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by overnight mail courier service, postage prepaid, addressed as follows:

If to the Employee, to the most recent

address on file with the Company.

If to the Company, to:

Martin Marietta Materials, Inc.

2710 Wycliff Road

Raleigh, NC  27607

Fax:  (855) 783-4603

Attn:  Corporate Secretary

or to such other address or such other person as the Employee or the Company shall designate in writing in accordance with this Section 13, except that notices regarding changes in notices shall be effective only upon receipt.

14.	GOVERNING LAW

This Award Agreement shall be governed by the laws of the State of North Carolina.

IN WITNESS WHEREOF, the Company has caused this Award Agreement to be executed and the Employee has hereunto set his hand as of the day and year first above written.

MARTIN MARIETTA MATERIALS, INC.

By: Roselyn Bar_______________

Executive Vice President, General Counsel and Corporate Secretary

EMPLOYEE

By:____________________________
Employee’s Signature